Exhibit 2.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2008 between Micro Focus (US), Inc., a Delaware corporation (“Parent”), and MF Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Newco”), on the one hand, and the undersigned stockholders (“Stockholders”) of NetManage, Inc., a Delaware corporation (the “Company”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of April 30, 2008, by and among Parent, Newco, and the Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Newco with and into the Company in which outstanding shares of capital stock of the Company will be converted into the right to receive the Merger Consideration;

WHEREAS, as a condition to the willingness of Parent and Newco to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholders are the record or beneficial owners (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of capital stock of the Company set forth on the signature page of this Agreement (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2 hereof), being referred to herein as the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.    Agreement to Retain Subject Shares.

1.1. Prior to the Expiration Date (as defined below), Stockholders shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein (“Transfer”); provided, however, such restrictions shall not be applicable to (i) a gift of the Subject Shares made to the Stockholder’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder’s spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Subject Shares effected pursuant to the Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 hereof); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, the term “Expiration Date” shall mean the earlier to occur of (x) the Effective Time or (y) termination of the Merger Agreement in accordance with the terms thereof.

1.2. “New Shares” means:

(a) any shares of capital stock or voting securities of the Company that either Stockholder purchases or with respect to which either Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase Shares or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that either Stockholder becomes the beneficial owner of as a result of any change in Shares by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Shares.

2.    Agreement to Vote Subject Shares and Take Certain Other Action.

2.1. Prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Stockholder shall vote or give written consent or, using such Stockholder’s best efforts, cause the holder of record to vote or give written consent with respect to the Subject Shares:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

(c) against any Competing Transaction from any party other than Parent or an Affiliate of Parent as contemplated by the Merger Agreement;

(d) against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent’s or Newco’s obligations under the Merger Agreement not being fulfilled;

(e) against any amendment of the Company’s certificate of incorporation or by-laws that is not requested or expressly approved by Parent; and

(f) against any dissolution, liquidation or winding up of the Company.

2.2. Prior to the Expiration Date, Stockholder, as the holder of voting stock of the Company, shall be present, in person or by the proxy contemplated in Section 3 hereof, or, using Stockholder’s best efforts attempt to cause the holder of record to be present, in person or by the proxy contemplated in Section 3 hereof, at all meetings of Stockholders of the Company at which any of the matters referred to in Section 2.1 hereof is to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.3. Between the date of this Agreement and the Expiration Date, each Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (f) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the Merger Agreement.

2.4. Each Stockholder shall use such Stockholder’s commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

3.    Grant of Irrevocable Proxy Coupled with an Interest.

3.1. Solely in the event of a failure by either Stockholder to act in accordance with such Stockholder’s obligations as to voting or executing a written consent pursuant to Section 2.1 of this Agreement, each Stockholder hereby revokes any and all other proxies or powers of attorney in respect of any Subject Shares and agrees that during the period commencing on the date hereof and for so long as this Agreement has not been terminated by its terms, each Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as such Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of each Stockholder, to vote (or cause to be voted) the Subject Shares held of record by each Stockholder, in the manner set forth in Section 2, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company.

3.2. Each Stockholder hereby affirms that the proxy set forth in this Section 3 is irrevocable, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement.

3.3. The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder’s Subject Shares and a vote by either Stockholder of such Stockholder’s Subject Shares.

4.    No Solicitation, etc. In consideration of Parent’s and Merger Sub’s significant expenses incurred (and to be incurred) in connection with the Merger, each Stockholder agrees that until the Expiration Date, such Stockholder shall not and shall cause such Stockholder’s agents, representatives, advisors, employees, officers and directors, as applicable, not to initiate, solicit, entertain, promote, negotiate, aid, accept, or discuss, directly or indirectly, any proposal or offer regarding (a) a Competing Transaction or that could lead to a Competing Transaction (in each case, other than with Parent and its Affiliates) or (b) Stockholder’s current or future position with the Company or any of its Subsidiaries or any current or future remuneration of such Stockholder from the Company or any of its Subsidiaries (in each case, other than with Parent and its Affiliates). Each Stockholder agrees to notify Parent and Merger Sub promptly upon receipt of any such proposal, offer or indication of interest thereof and shall relate to Parent the identity of the maker of such proposal, offer or indication of interest as well the terms and nature thereof.

5.    Representations and Warranties of Stockholders. Each Stockholder jointly and severally hereby represents and warrants and covenants to Parent as follows:

5.1. (a) Such Stockholder is the record or beneficial owner of the Subject Shares; (b) the Subject Shares set forth on the signature page hereto constitute such Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances; (d) such Stockholder has voting power and the power of disposition with respect to all of the Subject Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by such Stockholder after the date hereof; and (e) such Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

5.2. Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Subject Shares are or will be bound or affected.

5.3. Such Stockholder understands and agrees that if such Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Subject Shares other than in compliance with this

Agreement, the Company shall not, and such Stockholder hereby unconditionally and irrevocably instructs the Company to not, (a) permit any such Transfer on its books and records, (b) issue a new certificate representing any of the Subject Shares or (c) record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

6.    Termination. This Agreement and all obligations of each Stockholder hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

7.    No Impairment of Rights as Officer or Director of the Company. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall limit or restrict Zvi Alon, the individual, from acting in his capacity as an officer or director of the Company, it being understood that (a) this Agreement shall apply to each Stockholder solely in Stockholder’s capacity as a stockholder of the Company and (b) Zvi Alon may, in such capacity or capacities, take actions or cause the Company to take actions in such capacity which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the Merger Agreement. The parties hereto agree that any such action taken by Mr. Alon which is taken with the knowledge of the management or Board of Directors (including any committee thereof) of the Company shall be conclusively deemed to have been taken by Zvi Alon in his capacity as an officer or director of the Company.

8.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.    Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Parent may, in its sole discretion, assign its rights and obligations hereunder to any Affiliate of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.    Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

11.    Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement. The parties hereto agree that Parent’s enforcement rights set forth above shall be Parent’s and Newco’s sole recourse in the event of any breach of this Agreement and Parent and Newco shall have no right se seek or collect damages from Stockholders except for reasonable attorneys fees incurred by them in enforcing such rights.

12.    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to either Stockholder, at the address set forth below on the Stockholders’ signature page at the end hereof with a copy (which shall not constitute notice) to:

Perkins Coie LLP

101 Jefferson Drive

Menlo Park, CA 94025

Facsimile: (650) 838-4500

Attention: Bruce M. McNamara

If to Parent or Newco, to:

Micro Focus (US), Inc.

c/o Micro Focus International plc

The Lawn, 22-30 Old Bath Road Newbury Berkshire RG14 1QN, UK

Attn: General Counsel

Facsimile No.: 44-1635-565451

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, 27th Floor

San Francisco, CA 94104

Facsimile: (415) 439-1500

Attention: Stephen D. Oetgen

                 Jeffrey B. Golden

or to such other address as any party hereto may designate for itself by notice given as herein provided.

13.    Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15.    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

16.    Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

17.    Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

18.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

MICRO FOCUS (US), INC.

By:
Its:

MF MERGER SUB, INC.

By:
Its:

Signatures:
Zvi Alon

Street Address:

City, State and Zip:

Facsimile Number:

Subject Shares owned on the date hereof:

             shares of Common Shares

             shares of Common Shares issuable upon the exercise of outstanding options, warrants or other rights.

ALON FAMILY FOUNDATION

By:
Its:

Street Address:

City, State and Zip:

Facsimile Number:

Subject Shares owned on the date hereof:

             shares of Common Shares

             shares of Common Shares issuable upon the exercise of outstanding options, warrants or other rights.

ALON FAMILY TRUST

By:
Its:

Street Address:

City, State and Zip:

Facsimile Number:

Subject Shares owned on the date hereof:

             shares of Common Shares

             shares of Common Shares issuable upon the exercise of outstanding options, warrants or other rights.

ELYAD, LLC

By:
Its:

Street Address:

City, State and Zip:

Facsimile Number:

Subject Shares owned on the date hereof:

             shares of Common Shares

             shares of Common Shares issuable upon the exercise of outstanding options, warrants or other rights.